Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Global Clean Energy Holdings, Inc. of our report dated April 12, 2021, included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Macias Gini & O’Connell LLP
Irvine, California
September 29, 2022